UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2017

Ares Commercial Real Estate Corporation
(Exact name of registrant as specified in its charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 42nd Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01  Entry into a Material Definitive Agreement.

On May 25, 2017, ACRC Lender B LLC (“ACRC Lender B”), a subsidiary of Ares Commercial Real Estate Corporation, entered into an amendment to its existing $125 million Amended and Restated Bridge Loan Warehousing Credit and Security Agreement with Bank of America, N.A. (the “BAML Facility”). The purpose of the amendment was to, among other things, extend the period during which ACRC Lender B may request individual loans under the BAML Facility to May 24, 2018. In addition, the final maturity date of the BAML Facility was extended by 12 months to May 25, 2021.

The foregoing description is only a summary of certain material provisions of the amendment to the BAML Facility and is qualified in its entirety by reference to a copy of such agreement, which is filed herewith as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits:

Exhibit Number	Exhibit Description
10.1
Amendment No. 1 to Amended and Restated Bridge Loan Warehousing Credit and Security Agreement, dated as of August 8, 2016, by and among ACRC Lender B LLC, Bank of America, N.A., as Administrative Agent and Lender and the other Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       May 30, 2017

ARES COMMERCIAL REAL ESTATE CORPORATION

By:	/s/ Anton Feingold
Name:	Anton Feingold
Title:	Vice President and Secretary

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